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D4                                                                      Form 10K


Exhibit (11) STATEMENT RE COMPUTATION OF EARNINGS PER SHARE


This calculation is submitted in accordance with regulation S-K item 601(b)(11).


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FULLY DILUTED EARNINGS PER COMMON SHARE
(in thousands, except per share amounts)

                                                    For the years ended December 31,
                                                      1993        1992        1991
                                                  ------------ ----------- -----------

Net earnings (loss) applicable to common stock
  before cumulative effects of changes in
  accounting principles                             $(70,676)   $(29,127)    $45,957
    Cumulative effect of changes in accounting
      principles                                      86,295     (53,964)          -
                                                  ------------------------------------
Net earnings (loss) applicable to common stock      $ 15,619    $(83,091)    $45,957
                                                  ------------------------------------
                                                  ------------------------------------
Weighted average number of common shares
  outstanding                                         41,594      41,364      41,128
    Shares issuable from assumed exercise
      of Common Stock Purchase Warrants                    -           -          11
    Shares issuable from assumed exercise
      of Stock Options                                     7          40          40
                                                  ------------------------------------
Weighted average number of common shares
  outstanding, as adjusted                            41,601      41,404      41,179
                                                  ------------------------------------
                                                  ------------------------------------
FULLY DILUTED EARNINGS PER SHARE:
  Net earnings (loss) applicable to common
    stock before cumulative effects of changes
    in accounting principles                        $  (1.70)    $ (0.70)    $  1.12
      Cumulative effect of changes in accounting
        principles                                      2.08       (1.31)          -
                                                  ------------------------------------
  Net earnings (loss) applicable to common
    stock                                           $   .38     $ (2.01)     $  1.12
                                                  ------------------------------------
                                                  ------------------------------------
PRIMARY EARNINGS PER SHARE:
  Net earnings (loss) applicable to common
    stock before cumulative effect of changes
    in accounting principles                        $ (1.70)    $ (0.70)     $  1.12
      Cumulative effect of changes in
        accounting principles                          2.08       (1.31)           -
                                                  ------------------------------------
  Net earnings (loss) applicable to common
    stock                                           $   .38     $ (2.01)     $  1.12
                                                  ------------------------------------
                                                  ------------------------------------

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